UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

POSTROCK ENERGY CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 15, 2015

To Our Stockholders:

On behalf of your board of directors and management, we are pleased to invite you to attend the annual meeting of stockholders of PostRock Energy Corporation, which will be held at 8:30 a.m., central time, on May 5, 2015 at the Ronald J. Norick Downtown Library, located at 300 Park Avenue, 4th Floor, Oklahoma City, Oklahoma, 73102.

At the annual meeting, you will be asked to:

(1)	Elect the six directors named in this proxy statement to serve one-year terms;

(2)	Approve an amendment to our Long-Term Incentive Plan to increase the number of shares of our common stock reserved for issuance under the plan by 1,000,000 shares, including reapproval of the material terms of the performance-based goals under the plan;

(3)	Approve an amendment to our Deferred Compensation Plan to increase the number of shares of our common stock reserved for distribution under the plan by 1,000,000 shares;

(4)	Ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2015; and

(5)	Transact such other business as may properly come before the annual meeting or any adjournments thereof.

Registration will begin at 8:00 a.m. Please note that space limitations make it necessary to limit attendance at the meeting to stockholders, though each stockholder may be accompanied by one guest. Please bring picture identification, such as a driver’s license or passport, and if you hold your shares in brokerage accounts, a copy of a brokerage statement reflecting stock ownership as of the record date. Please keep in mind that cameras, recording devices and other electronic devices are not permitted at the meeting.

Whether or not you plan to attend the annual meeting, please sign, date and return the proxy card in the accompanying envelope.  Your vote is important no matter how many shares you own.  If you do attend the meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

We look forward to seeing you at the meeting.

Sincerely,

Terry W. Carter
Chief Executive Officer and President

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POSTROCK ENERGY CORPORATION

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 5, 2015

The Annual Meeting of Stockholders of PostRock Energy Corporation will be held at the Ronald J. Norick Downtown Library, located at 300 Park Avenue, 4th Floor, Oklahoma City, Oklahoma, 73102, on May 5, 2015 at 8:30 a.m., central time, for the following purposes:

Proposal 1.  To elect the six directors named in this proxy statement to serve one-year terms.

Proposal 2.  To approve an amendment to our 2010 Long-Term Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 1,000,000 shares, including reapproval of the material terms of the performance-based goals under the plan.

Proposal 3.  To approve an amendment to our Deferred Compensation Plan to increase the number of shares of common stock reserved for distribution under the plan by 1,000,000 shares.

Proposal 4.  To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2015.

Proposal 5.  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Attached to this notice is a proxy statement setting forth information with respect to the above items and certain other information.

The board of directors has established March 11, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. For a period of 10 days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available at our executive offices for inspection by stockholders during ordinary business hours for proper purposes.

This proxy statement and the accompanying form of proxy, together with our annual report on Form 10-K for the year ended December 31, 2014, are being mailed to stockholders on or about April 15, 2015.  Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy card and return it promptly in the envelope enclosed for that purpose.  Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By order of the Board of Directors

Stephen L. DeGiusti
Secretary

April 15, 2015

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

To Be Held on May 5, 2015

This proxy statement, along with our annual report on Form 10-K for the year ended December 31, 2014, are available free of charge at the following website: www.proxyvote.com.

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POSTROCK ENERGY CORPORATION

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

PROXY STATEMENT

FOR

2015 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for use at the 2015 Annual Meeting of Stockholders of PostRock Energy Corporation to be held on May 5, 2015 or at any adjournment or postponement thereof, at the time and place and for the purposes specified in the accompanying notice of annual meeting.

All properly delivered proxies pursuant to this solicitation, and not later revoked, will be voted at the annual meeting in accordance with the instructions given in the proxy. When voting regarding the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. When voting regarding the approval of the amendments to our 2010 Long-Term Incentive Plan and our Deferred Compensation Plan and the ratification of the appointment of our registered public accounting firm, stockholders may vote for or against the proposal or may abstain from voting. Stockholders should vote their shares on the proxy card we have provided. If no choice is indicated, proxies that are signed and returned will be voted as recommended by our board of directors.

All shares of our common stock represented by properly delivered and unrevoked proxies will be voted if such proxies are received in time for the meeting.

On January 2, 2015, our common stock underwent a 1-for-10 reverse stock split. All common stock, option, warrant, Series B Voting Preferred Stock and per share amounts in this proxy statement have been retroactively adjusted to reflect the reverse stock split.

QUORUM, VOTE REQUIRED AND REVOCATION OF PROXIES

The board of directors has established March 11, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. As of the record date, 6,395,849 shares of common stock and 2,309,751 one one-hundredths of a share, or “fractional share,” of Series B Voting Preferred Stock were outstanding. Each share of common stock and each fractional share of Series B preferred stock is entitled to one vote upon each matter to be voted on at the meeting. The holders of Series B preferred stock are entitled to vote in the election of directors and on all other matters submitted to a vote of the holders of our common stock, with the holders of Series B preferred stock and the holders of common stock voting together as a single class. With respect to the votes applicable to the Series B preferred stock, the holders of the Series B preferred stock and their affiliates are currently limited to 45% of the votes applicable to all outstanding voting stock. Those holders and their affiliates also are entitled to vote any common stock held by them. Accordingly, based on the ownership of the holders of the Series B preferred stock and their affiliates as of the record date with respect to the annual meeting, those holders and their affiliates are entitled to cast at the annual meeting approximately 76% of the votes entitled to be cast by all voting stock and therefore control the outcome of the voting on each matter to be presented at the meeting. The presence, in person or by proxy, of the holders of shares of capital stock entitled to cast a majority of the votes that could be cast at the annual meeting by the holders of all outstanding shares of capital stock entitled to vote at the meeting is necessary to constitute a quorum.

The six nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors. Cumulative voting is not permitted in the election of directors.  The amendments of our 2010 Long-Term Incentive Plan and our Deferred Compensation Plan and the ratification of the appointment of our independent registered public accounting firm are subject to the approval of a majority of the votes cast on the proposal.

Brokers holding shares of our common stock must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. At the annual meeting, brokers may vote only on the ratification of the appointment of our independent registered public accounting firm without instructions from the beneficial owners. Brokers cannot vote on any other matter to be considered at the meeting without those instructions. If you do not instruct your broker how to vote on those matters, your broker will not vote on your behalf. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. For purposes of determining the outcome of any question as to which the broker has indicated that it does not have discretionary authority to vote, these shares will be treated as not present with respect to that question, even though those shares are considered present for quorum purposes and may be entitled to vote on other

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questions. Because the six nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors, abstentions and broker non-votes will not affect the outcome of the voting on the elections. Because the amendments of our 2010 Long-Term Incentive Plan and our Deferred Compensation Plan and the ratification of the appointment of our independent registered public accounting firm require the approval of a majority of the votes cast, abstentions and broker non-votes will not affect the outcome of the voting on those proposals.

Any holder of our capital stock has the right to revoke his or her proxy at any time prior to the voting thereof at the annual meeting by (1) filing a written revocation with the Secretary prior to the voting of such proxy, (2) giving a duly executed proxy bearing a later date or (3) attending the annual meeting and voting in person. Attendance by a stockholder at the annual meeting will not itself revoke his or her proxy. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

COST AND METHOD OF PROXY SOLICITATION

We will bear the cost of the solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or facsimile or in person. We will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such material by mail to each beneficial owner of shares of our common stock that they hold of record and will, upon request, reimburse them for their reasonable expenses in doing so.

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

The board of directors has nominated the six people listed below for election as directors, each to serve until the next annual meeting of stockholders or until his successor is elected and qualified. If any of the nominees becomes unavailable for any reason, which is not anticipated, the board of directors in its discretion may designate a substitute nominee. If you have filled out the accompanying proxy card, your vote will be cast for the substitute nominee. Nathan Avery resigned from the board effective March 11, 2015.  At the time of his resignation, Mr. Avery was a member of the Audit Committee and served as chairman of the Nominating, Corporate Governance, Safety and Environment Committee.

Explanatory Note

In this proxy statement, unless otherwise indicated or the context otherwise requires, references to the “recombination” refer to a series of mergers and entity conversions pursuant to which Quest Resource Corporation (“QRCP”), Quest Energy Partners, L.P. (“QELP”) and Quest Midstream Partners, L.P. (“QMLP”) became wholly owned subsidiaries of PostRock Energy Corporation.

Nominees for Election

Each of the nominees for director has been approved by the board of directors, upon the recommendation of the Nominating, Corporate Governance, Safety and Environment Committee, for submission to the stockholders. Set forth below is the current principal occupation (which, unless otherwise indicated, has been his principal occupation during the last five years), age and other information for each nominee:

Terry W. Carter, age 62, became Interim President and Chief Executive Officer in June 2011 and President and Chief Executive Officer and a director in December 2011. Since February 2008, Mr. Carter has been a principal of a small number of private oil and gas ventures. From 2003 through November 2007, Mr. Carter served as President and Chief Executive Officer of Ascent Energy, Inc., a private exploration and production company. In 2001, Mr. Carter became Executive Vice President of Exploration and Production at Range Resources Corporation, an exploration and production company, where he served in that role until 2003. Mr. Carter began his career as a petroleum engineer for ORYX Energy, formerly Sun Exploration and Production. In the course of his more than 20 years with that company, he held numerous technical and management roles, ultimately becoming a Senior of Operations and Development in Dallas. Mr. Carter holds a B.S. in Petroleum Engineering from the University of Tulsa. The board of directors is nominating Mr. Carter because, in addition to valuing his significant operating experience, the board believes that having his perspective as the Chief Executive Officer of our company enhances the board’s ability to provide governance that is in in the best interest of our stockholders.

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William H. Damon III, age 62, became a director of PostRock in March 2010, upon completion of the recombination. Mr. Damon joined QRCP as a director in April 2007 and served in that capacity until March 2010. He has over 35 years of professional experience, specializing in engineering design and development of power generation projects and consulting services. Since January 2008, he has served as Senior Vice President and National Director of Power Consulting for HDR, Inc., which purchased the engineering-consulting firm, Cummins & Barnard, Inc., which was focused on power generation development and engineering projects for electric utilities, independent power producers, and large industrial and institutional clients throughout the United States. Mr. Damon served as the Chief Executive Officer of Cummins & Barnard and was its principal and co-owner from 1990 to January 2008. He currently leads HDR’s project development and strategic consulting business for coal, natural gas and renewable energy projects. He previously worked for Consumers Power Company, Gilbert-Commonwealth, Inc. and Alternative Energy Ventures. He also held board seats on a mineral and wind turbine company, MKBY, and a start-up construction company that was sold to Aker Kvaerner Songer, in which he was also a founding member. Mr. Damon graduated from Michigan State University with a B.S. in Mechanical Engineering and continued graduate studies at both Michigan State University and the University of Michigan. The board of directors is nominating Mr. Damon because of his background and experience in the energy industry, his knowledge of compensation practices and risk management from his management experience at both HDR and Cummins & Barnard and his service and performance as Chair of our Compensation Committee.

Thomas J. Edelman, age 64, became a director of PostRock in September 2010 and is a designee of White Deer Energy L.P., as described below under “Certain Relationships and Related Transactions, and Director Independence.” Mr. Edelman is currently a Managing Partner of White Deer Energy, an energy private equity fund formed in 2008. Previously, Mr. Edelman founded Patina Oil & Gas Corporation and served as its Chairman and Chief Executive Officer from its formation in 1996 through its merger with Noble Energy, Inc. in 2005. In 2005, he founded BioFuel Energy Corporation and served as its Chairman until 2008. He co-founded Snyder Oil Corporation and was its President from 1981 through 1997. He served as Chairman and Chief Executive Officer and later as Chairman of Range Resources Corporation from 1988 through 2003. From 1980 to 1981, he was with The First Boston Corporation and, from 1975 through 1980, with Lehman Brothers Kuhn Loeb Incorporated. Mr. Edelman also currently serves as a member of the board of directors of Noble Energy, Inc., a Director of Berenson & Company, and a Trustee and Chair of the Investment Committee of The Hotchkiss School. Mr. Edelman holds an M.B.A. in Finance from Harvard Business School, graduating as a Baker Scholar, and a B.A. in Political Economy from Princeton University, graduating magna cum laude. The board of directors is, in part, nominating Mr. Edelman because of his expertise in managing publicly traded exploration and production companies.

Duke R. Ligon, age 73, became a director of PostRock in March 2010, upon completion of the recombination. Mr. Ligon served as a director of QMGP from December 2006 to March 2010. Since September 2010, Mr. Ligon has served as our Chairman of the Board. From January 2007 to February 2010, Mr. Ligon was a Legal Strategic Advisor to Love’s Travel Stops & Country Stores, Inc. and the Executive Director of the Love’s Entrepreneurship Center of Oklahoma City University. From February 1997 to January 2007, Mr. Ligon served as Senior Vice President and General Counsel for Devon Energy Corporation. Mr. Ligon is an attorney with more than 35 years of legal expertise in corporate securities, litigation, governmental affairs and mergers and acquisitions. Prior to joining Devon in 1997, he practiced law for 12 years and last served as a partner at the law firm of Mayer, Brown & Platt in New York City. In addition, he was Senior Vice President and Managing Director for Investment Banking at Bankers Trust Co. in New York City for 10 years. He has served on the boards of directors of a number of private and public companies.  Currently, he is a member of the board of directors of Vantage Drilling Company, Blueknight Energy Partners, L.P., and Emerald Oil, Inc., and previously served on the boards of Panhandle Oil and Gas Inc., Pre-Paid Legal Services, Inc., SteelPath MLP Funds Trust, TransMontaigne Partners L.P. and TEPPCO Partners, L.P. Mr. Ligon received an undergraduate degree in chemistry from Westminster College and a law degree from the University of Texas School of Law. The board of directors is nominating Mr. Ligon because his experience with Devon Energy Corporation and his expertise in corporate securities, litigation, governmental affairs and mergers and acquisitions brings a unique perspective to the board.

Alexander P. Lynch, age 62, became a director of PostRock in February 2015 and is a designee of White Deer Energy L.P. as described below under “Certain Relationships and Related Transactions, and Director Independence.”  Mr. Lynch is a Partner of White Deer Energy.  Prior to joining White Deer, Mr. Lynch was employed with J.P. Morgan for nearly 15 years, serving in various capacities, including Chairman of the North American Mergers and Acquisitions Group,  and, most recently, Global Chairman of the Investment Bank.  Prior to J.P. Morgan, Mr. Lynch was a General Partner of The Beacon Group, a private investment and strategic advisory firm that was acquired by JPMorgan Chase in 2000.  Earlier, he was  Co-Chief Executive Officer/President of the Bridgeford Group, a merger, acquisition and financial advisory firm which merged with The Beacon Group in 1997.  Prior to joining the Bridgeford Group in 1990, he was a Managing Director of Lehman Brothers.  Over the past 20 years, he has served as a member of the board of

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directors of various public and private companies, including Range Resources Corporation, Patina Oil & Gas Corporation and BioFuel Energy Corporation.  Currently, he serves as a director of Crescent Companies, LLC and of COF Aggregate Holdings, Inc., and is a member of the Board of Trustees of St. Andrew’s School (Middletown, DE).  Mr. Lynch holds a B.A. in Economics from the University of Pennsylvania and an MBA from the Wharton School, University of Pennsylvania.  The board of directors is nominating Mr. Lynch because of his knowledge and experience in finance, mergers and acquisitions and the oil and gas industry.

J. Philip McCormick, age 73, became a director of PostRock in March 2010, upon completion of the recombination. Mr. McCormick was a director of QEGP from November 2008 until March 2010. Mr. McCormick has 26 years of public accounting experience and was in leadership roles at KMG Main Hurdman and KPMG LLP, serving as a member of the board of each firm. Since 1999, Mr. McCormick has been an independent investor and corporate advisor. He was a director and chairman of the audit committee of NASDAQ-listed Advanced Neuromodulation Systems Inc. from 2003 to 2005 until its sale, and he currently serves as a director and member of the Audit Committee of RENN Global Entrepreneurs Fund, Inc. Mr. McCormick holds a B.B.A. degree in Accounting and a Master of Science degree from Texas A&I University. The board of directors is nominating Mr. McCormick because of his public accounting experience, his experience evaluating financial risks and his performance as Chair of our Audit Committee.

Vote Required and Board Recommendation

If a quorum is present at the annual meeting, the six nominees receiving the greatest number of votes cast will be elected as directors. Your board of directors unanimously recommends a vote “FOR” election of the aforementioned six director nominees.

Corporate Governance

Board Leadership Structure.    The functions performed by the chief executive officer and non-executive chairman of the board are currently performed by separate individuals. Terry W. Carter, chief executive officer, is responsible for the development of the long-term strategies of the company for board consideration and approval; for the implementation of such strategies; and for all aspects of managing our operations and profitability. Duke R. Ligon, non-executive chairman, focuses his attention on board and committee matters, including setting the board’s agenda with Mr. Carter, and is the principal liaison between the independent directors and Mr. Carter.

Code of Business Conduct and Ethics.    We have adopted a Code of Business Conduct and Ethics, which addresses conflicts of interests, that is applicable to our directors and employees, including our executive officers. The Code describes the types of transactions that may be subject to the review, approval or ratification of the Audit Committee or our chief compliance officer. Any waiver of any provision of the Code for a member of our board of directors, an executive officer, or a senior financial or accounting officer must be approved by the board, and any such waiver will be promptly disclosed as required by law or NASDAQ rule.

A copy of our Code of Business Conduct and Ethics is available on our website at www.pstr.com under the heading About Us — Corporate Governance. We intend to post any amendment to or waiver from the Code that applies to executive officers or directors on our website.

Accounting and Auditing Concerns.    The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We also have a confidential hotline by which employees can communicate concerns or complaints regarding these matters.

Stockholder Communication with the Board of Directors.    Stockholders may communicate with the board of directors by submitting their communications in writing, addressed to the board as a whole or, at the election of the stockholder, to one or more specific directors, in care of the Secretary, PostRock Energy Corporation, 210 Park Avenue, Suite 2750, Oklahoma City, Oklahoma 73102.

Board’s Role in Risk Oversight.    The board of directors is responsible for determining the ultimate direction of our business, determining the principles of our business strategy and policies and promoting our long-term interests. Viewed from this perspective, the board of directors generally oversees risk management, and the chief executive officer and other members of executive management generally manage the material risks that we face. The board of directors focuses on the most significant risks facing our company and our general risk management strategy. In accordance with the charter of the Audit Committee, the Audit Committee periodically inquires of management and the independent auditors about significant

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risks and exposures facing our company,  assesses the steps management has taken or proposes to take to minimize such risks, and reviews compliance with such steps. In addition to the risk oversight exercised by the full board of directors and the Audit Committee, the Compensation Committee reviews the risks, if any, that could arise from our compensation policies and practices.

Organization of the Board of Directors

Overview.    The board of directors is responsible for oversight of our business and affairs. To assist it in carrying out its duties, the board has delegated certain authority to a Nominating, Corporate Governance, Safety and Environment Committee, an Audit Committee and a Compensation Committee. The board also has delegated, and may in the future delegate, certain authority to other committees of the board from time to time. The board of directors held six meetings in 2014. Each current director attended at least 75% of the total number of meetings of the board of directors and of the committees of the board on which he served that were held during the term of his service on the board and its committees.  Directors are expected to attend meetings of the board of directors and meetings of committees on which they serve and to spend as much time and meet as frequently as necessary to properly discharge their responsibilities.

Nominating, Corporate Governance, Safety and Environment Committee.    The Nominating, Corporate Governance, Safety and Environment Committee currently consists of Messrs. Lynch (Chair) and Ligon. The board of directors has determined that the members of the committee are independent under applicable NASDAQ listing standards. The committee is responsible for (1) identifying individuals qualified to become board members, (2) recommending to the board a slate of director nominees to be elected by the stockholders at the next annual meeting of stockholders and, when appropriate, director appointees to take office between annual meetings, (3) recommending to the board membership on standing board committees, (4) developing and recommending to the board appropriate corporate governance policies, practices and procedures for our company, and (5) reviewing the company’s safety and environmental policies, practices and procedures and making recommendations to the board concerning the same. The committee held four meetings during 2014. The charter of the committee is available on our website at www.pstr.com under the heading About Us — Corporate Governance.

Although the board of directors does not have a formal diversity policy, the Nominating, Corporate Governance, Safety and Environment Committee, when assessing the qualifications of prospective nominees to the board of directors, considers each nominee’s personal and professional background, integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of our company and stockholders. The Nominating, Corporate Governance, Safety and Environment Committee also gives consideration to the qualifications that the Committee believes must be met by prospective nominees to the board, qualities or skills that the Committee believes are necessary for one or more of our directors to possess, and standards for the overall structure, diversity and composition of the board.

The Nominating, Corporate Governance, Safety and Environment Committee will consider director candidates recommended by stockholders. If a stockholder wishes to recommend a director for nomination by the committee, the stockholder should submit the recommendation in writing to the Chairman, Nominating, Corporate Governance, Safety and Environment Committee, in care of the Secretary, PostRock Energy Corporation, 210 Park Avenue, Suite 2750, Oklahoma City, Oklahoma 73102. The recommendation should contain the following information:

●	the name, age, contact information, business address and residence address of the nominee and the name, contact information and address of the stockholder making the nomination;

●	the principal occupation or employment of the nominee;

●	the number of shares of each class or series of our capital stock beneficially owned by the nominee and the stockholder and the period for which those shares have been owned; and

●	any other information the stockholder may deem relevant to the committee’s evaluation.

Candidates recommended by stockholders are evaluated on the same basis as candidates recommended by our directors, executive officers, third-party search firms or other sources.

Audit Committee.    The Audit Committee currently consists of Messrs. McCormick (Chair), Ligon and Damon. The board of directors has determined that the members of the Audit Committee are independent under applicable provisions of the Securities Exchange Act of 1934 and the NASDAQ listing standards. The board of directors also has determined that Mr. McCormick is an audit committee financial expert as defined by applicable SEC rules. The committee’s primary purpose is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee has direct responsibility for the appointment, retention, compensation and oversight of our independent registered public accounting firm for the purpose of preparing our annual audit report or performing other audit, review or attest services for us. The committee held nine meetings during 2014. The charter of the committee is available on our website at www.pstr.com under the heading About Us — Corporate Governance.

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Compensation Committee.    The Compensation Committee currently consists of Messrs. Damon (Chair), Ligon, Edelman and Lynch. The board of directors has determined that the members of the committee are independent under applicable NASDAQ listing standards. The committee’s purpose is, among other things (1) to review and approve the compensation of our executive officers, (2) to oversee and advise the board on the adoption of policies that govern our compensation programs, and (3) to administer our 2010 Long-Term Incentive Plan and other equity-based compensation plans. The committee may delegate certain authority to a subcommittee of its members. The committee held seven meetings during 2014. The charter of the committee is available on our website at www.pstr.com under the heading About Us — Corporate Governance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

White Deer Investment

In September 2010, we entered into a securities purchase agreement with White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P. (collectively, “White Deer”). The transactions contemplated by the purchase agreement were consummated on September 21, 2010. At the closing, in exchange for a cash investment of $60 million, we issued to White Deer 6,000 shares of a new Series A Cumulative Redeemable Preferred Stock, 19,048 shares of a new Series B Voting Preferred Stock and warrants to purchase 1,904,764 shares of our common stock at an exercise price of $31.50 per share. In addition:

●	On February 9, 2012, we issued to White Deer 218,024 shares of our common stock at $34.40 per share for an aggregate purchase price of $7.5 million.

●	On August 1, 2012, we issued to White Deer 307,693 shares of our common stock at $19.50 per share, $6.0 million initial liquidation preference of our Series A preferred stock and warrants to purchase 307,693 shares of common stock at an exercise price of $19.50 per share. Total proceeds from the issuance were $12.0 million.

●	On December 20, 2012, we issued to White Deer 457,746 shares of our common stock at $14.20 per share, $6.5 million initial liquidation preference of our Series A preferred stock and warrants to purchase 457,746 shares of common stock at an exercise price of $14.20 per share. Total proceeds from the issuance were $13.0 million.

●	On December 13, 2013, we issued to White Deer 112,398 shares of our common stock with a fair value of $1.5 million in exchange for the cancellation of warrants exercisable for 2,224,135 shares of our common stock together with a like number of one one-hundredths of a share of Series B preferred stock that were issued as a unit with the warrants.

●	On October 9, 2014, we issued to White Deer 3,211,378 shares of our common stock in exchange for 2,175 shares of our Series A preferred stock with a liquidation preference of approximately $35.0 million.

In accordance with the terms of the investment, we have not paid cash dividends on the Series A preferred stock since White Deer’s initial investment in September 2010, but instead have elected to accrue them, which has increased the liquidation preference on the Series A preferred stock to an aggregate of $79.8 million as of December 31, 2014. Excluding the warrants cancelled in the December 2013 warrant exchange described above, as a result of our election to accrue dividends since the initial investment, we have also issued additional warrants to purchase 2,535,810 shares of our common stock at a weighted average exercise price of $11.99 per share.  At December 31, 2014, White Deer held warrants to purchase 3.3 million shares of our common stock at a weighted average exercise price of $13.00 per share and 23,097.51 shares of Series B preferred stock.  As of March 11, 2015, White Deer owns, and has the right under the warrants to acquire, approximately 79% of our common stock (including the common stock issuable upon exercise of the warrants). For additional information about the terms of the investment and the securities we issued to White Deer, please read Note 12 of the notes to the consolidated financial statements included in Item 8 of our annual report on Form 10-K for the year ended December 31, 2014.

White Deer has the right to designate three of the members of our board of directors but has elected to only designate two directors at this time. The purchase agreement includes provisions for a step-down of this right to designate members of the board if and as White Deer’s equity stake in us decreases. The directors that have been designated by White Deer and are currently serving on the board are Messrs. Edelman and Lynch.

Until White Deer’s ownership falls below a specified level, without White Deer’s consent, we may not issue common stock, securities convertible into or exchangeable for common stock or options or rights to purchase common stock for other than cash or at a price per share less than $47.30. In addition, during such period, White Deer will have preemptive rights in any issuance by us of common stock, securities convertible into or exchangeable for common stock or options or rights to purchase common stock. Each of these provisions is subject to certain exceptions. In the purchase agreements for the

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investments, we agreed to indemnify White Deer for breaches of the transaction documents and to reimburse White Deer for expenses in connection with the investment. We also agreed to reimburse White Deer for its reasonable out-of-pocket costs and expenses incurred or made in connection with ongoing oversight of us. As of March 11, 2015, White Deer had been reimbursed for approximately $7,000 of such costs and expenses.

In connection with the closing of the September 2010 investment, we granted to White Deer registration rights under a registration rights agreement, as amended. The registration rights agreement requires us to file a resale registration statement to register the Series A preferred stock, shares of our common stock issuable upon exercise of the warrants held by White Deer and shares of our common stock purchased by White Deer if, at any time, White Deer makes a written request to us for registration of its securities. Under the registration rights agreement, we are required to use our commercially reasonable efforts to cause such resale registration statement to become effective within 120 days after its filing.

If we fail to file the registration statement when required or the registration statement does not become effective when required, we will be required to pay liquidated damages to White Deer. The amount of liquidated damages will equal 0.25% of the product of the lowest exercise price of the warrants held by White Deer times the number of shares of common stock and common stock underlying the warrants held by White Deer per 30-day period for the first 60 days, increasing by an additional 0.25% of such product per 30-day period for each subsequent 60 days, up to a maximum of 1.0% of such product per 30-day period. We will be required to pay liquidated damages in cash. If, however, the payment of cash will result in a breach of any of our credit facilities or other material debt, then we can pay liquidated damages in additionally issued shares of our common stock.

If White Deer elects to dispose of registrable securities under the resale registration statement in an underwritten offering and reasonably anticipates gross proceeds from such underwritten offering would be at least $20 million, we will be required to take all such reasonable actions as are requested by the managing underwriters to expedite and facilitate the registration and disposition of the securities in the offering.

In addition, if we propose to register certain offerings of securities under the Securities Act of 1933, including offerings by other selling stockholders, then White Deer will have “piggy-back” rights, subject to quantity limitations determined by underwriters if the offering involves an underwriting, to request that we register their registrable securities. There is no limit to the number of these “piggy-back” registrations in which White Deer may request its shares be included.

We generally will bear the registration expenses incurred in connection with registrations. We have agreed to indemnify White Deer against certain liabilities, including liabilities under the Securities Act, in connection with any registration effected under the agreement.

Policy Regarding Transactions with Related Persons

Pursuant to our Code of Business Conduct and Ethics, employees and directors are required to refrain from entering into any activity that is in conflict with, or would reasonably appear to be in conflict with, the interest of our company or which would prejudice their ability to exercise independent judgment in carrying out their duties and responsibilities or devote undivided loyalty to us. If there is any possibility that a particular activity, investment or association could create, or reasonably appear to create, such a conflict of interest, or otherwise interfere with an employee’s or director’s independent judgment, that person is required to consult with our chief compliance officer or the Audit Committee to assess whether such a conflict of interest or interference with independent judgment is created thereby. The charter of the Audit Committee provides that the Committee will review all transactions with related persons (as defined by Item 404 of SEC Regulation S-K) for potential conflicts of interest and that all such transactions are required to be approved by the Committee.

Director Independence

The board of directors has determined that each of the members of the board, other than Mr. Carter, is an independent director within the meaning of applicable NASDAQ listing standards. Mr. Carter is our chief executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and beneficial owners of more than ten percent of any class of equity securities to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and, pursuant to rules promulgated under Section 16(a), such individuals are required to furnish us with copies of Section 16(a) reports they file. With respect to PostRock, to our knowledge, based solely on a review of Forms 3, 4, 5 and amendments thereto furnished to us and written representations that no other reports were required, during and for 2014, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% beneficial owners of PostRock were complied with in a timely manner, except for (1) one Form 3 for Casey

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Bigelow reporting her appointment as an officer, and one Form 4 for Ms. Bigelow reporting two transactions; (2) one Form 4 for Terry Carter reporting two transactions; (3) one Form 4 for Stephen DeGiusti reporting two transactions; (4) one Form 4 for Clark Edwards reporting two transactions; (5) one Form 4 for J. Philip McCormick reporting two transactions; and (6) one Form 4 for White Deer and related persons reporting the issuance of warrants to purchase common stock in connection with the dividend accrual on June 30, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The amounts and percentage of shares beneficially owned are reported on the basis of regulations of the U.S. Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

The following table sets forth information as of March 11, 2015 concerning the shares of our common stock beneficially owned by (i) each person known by us, solely by reason of our examination of Schedule 13D and 13G filings made with the SEC and by information voluntarily provided to us by certain stockholders, to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our directors, (iii) each of the executive officers named in the summary compensation table under “Executive Compensation” and (iv) all current directors and executive officers as a group. If a person or entity listed in the following table is the beneficial owner of less than one percent of the securities outstanding, this fact is indicated by an asterisk in the table. For additional information about the beneficial ownership by White Deer of our Series A preferred stock and Series B preferred stock, please see “Certain Relationships and Related Transactions, and Director Independence — White Deer Investment” and footnote 1 to the table below.

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Edelman & Guill Energy L.P.(1)	7,608,518	78.5%
700 Louisiana Street Suite 4770 Houston, TX 77002
Terry W. Carter(2)	94,701	1.6%
William H. Damon III(3)	24,303	*
Stephen L. DeGiusti(4)	32,782	*
Thomas J. Edelman(1)	7,630,883	78.5%
Clark Edwards(5)	38,281	*
Duke R. Ligon(6)	27,750	*
Alexander P. Lynch	—	*
J. Philip McCormick(7)	14,372	*
All current directors and executive officers as a group(8) (8 persons)	7,870,223	79.2%

*	Less than 1% of issued and outstanding shares of our common stock.

(1)	Includes 4,029,253 shares of common stock and warrants to purchase 3,087,893 shares of common stock held by White Deer Energy L.P., 133,871 shares of common stock and warrants to purchase 102,821 shares of common stock held by White Deer Energy TE L.P. and 144,115 shares of common stock and warrants to purchase 110,565 shares of common stock held by White Deer Energy FI L.P. (collectively, the “Funds”), which are members of a “group” for purposes of Section 13(d) of the Exchange Act. Such group includes Edelman & Guill Energy L.P., Edelman & Guill Energy Ltd., Thomas J. Edelman and Ben A. Guill. Edelman & Guill Energy L.P. is the general partner of the Funds, Edelman & Guill Energy Ltd. is the general partner of Edelman & Guill Energy L.P., and Messrs. Edelman and Guill are the directors of Edelman & Guill Energy Ltd. Accordingly, each of Edelman & Guill Energy Ltd, Edelman & Guill Energy L.P. and Messrs. Edelman and Guill may be deemed to control the investment decisions of the Funds. In addition, the Funds hold 5,075 shares of our Series A preferred stock and 23,097.50 shares of our Series B preferred stock, each representing 100% of the issued and outstanding shares of such series. Mr. Edelman disclaims beneficial ownership of

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the shares beneficially owned by the Funds except to the extent of his pecuniary interests therein. In addition, Mr. Edelman directly owns options to acquire 3,000 shares of common stock that are immediately exercisable, 3,382 vested restricted stock units and phantom units representing 15,983 shares of common stock distributable under our Deferred Compensation Plan.

(2)	Includes options to acquire 47,794 shares of common stock and phantom units representing 43,307 shares of common stock distributable under our Deferred Compensation Plan.

(3)	Includes options to acquire 3,000 shares of common stock, 3,631 vested restricted stock units and phantom units representing 17,672 shares of common stock distributable under our Deferred Compensation Plan.

(4)	Includes options to acquire 18,316 shares of common stock and phantom units representing 9,936 shares of common stock distributable under our Deferred Compensation Plan.

(5)	Includes options to acquire 17,435 shares of common stock and phantom units representing 18,760 shares of common stock distributable under our Deferred Compensation Plan.

(6)	Includes options to acquire 3,000 shares of common stock, 3,843 vested restricted stock units and phantom units representing 19,835 shares of common stock distributable under our Deferred Compensation Plan.

(7)	Includes options to acquire 3,000 shares of common stock, 2,000 vested restricted stock units and 4,500 restricted shares that Mr. McCormick has the ability to vote, but is restricted from transferring until their vesting date.

(8)	In addition to warrants to purchase 3,301,279 shares of common stock held by the Funds, includes (i) options to acquire an aggregate of 99,296 shares of common stock, (ii) an aggregate of 12,856 vested restricted stock units and (iii) phantom units representing 126,175 shares of common stock distributable under our Deferred Compensation Plan.

Equity Compensation Plans

The table below sets forth information concerning compensation plans under which our equity securities are authorized for issuance as of December 31, 2014.  The table does not include the additional shares issuable under the proposed amendments to our 2010 Long-Term Incentive Plan or our Deferred Compensation Plan, which are subject to stockholder approval at the annual meeting.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	398,353	(2)	$20.92	(3)	881,359	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	398,353		$20.92		881,359

(1)	Consists of our 2010 Long-Term Incentive Plan and our Deferred Compensation Plan.

(2)	Includes shares of our common stock issuable pursuant to 226,795 stock options and 16,250 restricted stock units under our 2010 Long-Term Incentive Plan. This number also includes 155,308 phantom stock units attributable to compensation deferred by certain key employees and non-employee directors participating in our Deferred Compensation Plan and distributable in the form of shares of common stock or cash.

(3)	The weighted-average exercise price of outstanding options, warrants, and rights excludes phantom stock units awarded under our Deferred Compensation Plan and restricted stock units granted under our 2010 Long-Term Incentive Plan.

(4)	As of December 31, 2014, 669,119 shares remained available for issuance under the 2010 Long-Term Incentive Plan with respect to awards and could be issued in the form of stock options, stock appreciation rights, stock awards and stock units, and 212,240 shares remained available for issuance under the Deferred Compensation Plan.

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EXECUTIVE OFFICERS

The following table shows information regarding our executive officers as of March 11, 2015. Information with respect to Mr. Carter is set forth in “Election of Directors — Nominees for Election.”

Name	Age	Positions Held
Terry W. Carter	62	Chief Executive Officer, President and Director
Stephen L. DeGiusti	56	Executive Vice President, General Counsel and Secretary
Clark W. Edwards	32	Vice President, Field Operations

Mr. DeGiusti has served as our General Counsel and Secretary since the closing of the recombination. Prior to that, he served as General Counsel for QRCP, QEGP and QMGP from January 2010 until March 2010. Prior to joining QRCP, QEGP and QMGP, Mr. DeGiusti was a shareholder and director with the law firm of Crowe & Dunlevy, a Professional Corporation, in Oklahoma City, Oklahoma where he was employed from 1983 to January 2010. Mr. DeGiusti holds a J.D. from the University of Oklahoma, College of Law and a B.A. in Political Science from the University of Central Oklahoma.

Mr. Edwards has served as our Vice President of Operations since February 2012. Previously, he served as our Director of Midcontinent Field Operations since December 2010 and in various other company roles for our predecessor entities from August 2007 to December 2010.  Mr. Edwards holds a bachelor’s degree in engineering from Texas A&M University in College Station, Texas.

EXECUTIVE COMPENSATION

The summary compensation table below sets forth information concerning the annual and long-term compensation paid to or earned by Terry W. Carter, who served as the principal executive officer for PostRock at December 31, 2014, Stephen L. DeGiusti and Clark W. Edwards, the two other most highly compensated executive officers who were serving as executive officers of PostRock at December 31, 2014 (the “named executive officers”). The positions of the named executive officers listed in the table below are those positions held with PostRock as of March 11, 2015.

The Compensation Committee of the Board, comprised entirely of non-employee directors that are “independent” under the applicable NASDAQ listing standards, defines the general compensation policies of the Company which are designed to reward our executives for meeting or exceeding our short-term annual financial and operating goals and furthering our long-term strategy without subjecting the Company to excessive or unnecessary risks. The Compensation Committee makes comparisons of our executive compensation program to the compensation paid to executives of other companies within the oil and gas industry through the use of compensation survey analysis provided by Equilar as well as our independent review of the proxy statements of our defined peer group companies that are selected annually and have comparable market capitalization, revenues, employees and geographic focus. The Compensation Committee modified its defined peer group in 2014 as a result of acquisitions throughout the year of the companies in its 2013 defined peer group.

For 2014, the peer group for proxy statement data consisted of the following 10 publicly traded oil and natural gas exploration and production companies:

Abraxas Petroleum Corporation	Mid-Con Energy Partners, LP
Approach Resources Inc.	PetroQuest Energy, Inc.
Callon Petroleum Company	Rex Energy Corporation
Gastar Exploration USA, Inc.	Sanchez Production Partners, LP
Goodrich Petroleum Corporation	Warren Resources, Inc.

This peer group of companies is similar in size and operating metrics and we believe that the use of this group as a reference for evaluating our compensation policies helps align us with our peers and competitors. We also believe this group of companies provides a sufficiently large data set that is generally not subject to wide changes in compensation data.

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Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)(2)	Stock Awards(3)(4)	Option Awards(5)	Non-Equity Incentive Plan Compensation(1)(6)	All Other Compensation(7)	Total
Terry W. Carter	2014	$350,000	$—	$150,625	$50,625	$75,000	$25,111	$651,361
President and Chief	2013	350,000	—	131,000	131,000	—	11,595	623,595
Executive Officer

Stephen L. DeGiusti	2014	259,615	—	43,625	43,625	90,000	22,328	459,193
EVP, General Counsel	2013	250,000	25,000	58,950	58,950	—	16,237	409,137
and Secretary

Clark Edwards	2014	219,279	—	43,625	43,625	90,000	41,371	437,900
VP, Field Operations	2013	200,000	25,000	52,800	52,800	—	62,620	393,220

(1)	Includes amounts voluntarily deferred under our Deferred Compensation Plan. For a description of the plan, see –”Deferred Compensation Plan,” below.

(2)	Includes discretionary bonuses, if any.

(3)	The amounts in this column represent the grant date fair value of PostRock equity awards granted for the performance years of 2013 and 2014, including amounts voluntarily deferred under our Deferred Compensation Plan discussed below. The amounts in this column for 2014 represent the grant date fair value of PostRock equity awards granted in 2015 based on 2014 performance. The amounts in this column for 2013 represent the grant date fair value of PostRock equity awards granted in 2014 based on 2013 performance. In each case these amounts are calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of equity awards is calculated using the closing price of PostRock’s common stock on the date of grant. For the PostRock awards in April 2014 to Messrs. Carter, DeGiusti, the grant date fair value per share was $13.10 (adjusted for the reverse stock split) and to Mr. Edwards, was $13.20 (adjusted for the reverse stock split). For the PostRock awards in April 2015 to Messrs. Carter, DeGiusti and Edwards the grant date fair value was $1.84. For additional information, see Notes 2 and 13 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2014. These amounts do not correspond to the actual value that will be recognized by the executive.

(4)	In December 2013, Messrs. Carter, DeGiusti and Edwards voluntarily forfeited 36,285, 9,373 and 10,567 outstanding, unvested restricted stock units, respectively.

(5)	The amounts in this column for 2014 represent the grant date fair value of PostRock stock options granted in 2015 based on 2014 performance. The amounts in this column for 2013 represent the grant date fair value of PostRock stock options granted in 2014 based on 2013 performance. In each case these amounts are calculated in accordance with ASC Topic 718. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, see Note 13 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2014. These amounts do not correspond to the actual value that may be recognized by the executive. The PostRock stock options have a five-year term and vest in equal installments on the first, second and third anniversaries of the grant date.

(6)	Represents the PostRock Management Incentive Program awards earned for 2014 and 2013. The Management Incentive Program for 2014 is discussed below.

(7)	Includes matching contributions under the 401(k) savings plan, company paid income taxes, relocation benefits and life insurance premiums. Other perquisites and personal benefits did not exceed $10,000 for the year.

Role of Management in Compensation Process

The compensation committee evaluates the performance of Terry W. Carter, our Chief Executive Officer and President. Mr. Carter evaluates the performance of our other executive officers and makes recommendations to the compensation committee regarding all aspects of their compensation. Stephen L. DeGiusti, our General Counsel and Secretary, acts pursuant to delegated authority to fulfill various administrative functions of the compensation committee, such as providing legal, compliance and other updates to the committee and overseeing the documentation of equity awards as approved by the committee.  No executive has the authority to establish or modify executive officer compensation. The committee did not engage an outside consultant with respect to executive compensation matters for 2014.

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Annual Compensation Program for 2014

Our board of directors, upon the recommendation of the compensation committee, adopted an annual compensation program for 2014 with respect to total compensation paid to employees, which, for purposes of the program, includes base salary, annual short-term incentive bonuses and long-term incentive equity awards.  The compensation committee considered and compared the total compensation of our named executive officers to that of similarly situated employees of the peer group identified above as part of the determination of the appropriate levels of total compensation under the program.

Base salaries are reviewed annually for market and merit adjustments, but may be altered throughout the year to incentivize and retain high performing employees.  Under the program, the compensation committee determined that the base salaries of the named executive officers, effective as of March 10, 2014, would be $350,000 for Mr. Carter, $262,500 for Mr. DeGiusti and $225,000 for Mr. Edwards.

Annual short-term incentive bonuses are intended to recognize value creation and provide incentives for accomplishing specific corporate performance goals.  The program designates a group of our management and corporate employees, including all of our current named executive officers, who are eligible for short-term incentive bonuses based on achievement of minimum, target and maximum corporate performance targets.  The employee’s short-term bonus target level percentages are expressed as a percentage of base salary based on the employee’s level of responsibility.  Accordingly, the actual amount of the short-term incentive bonus paid can range from 0% to 130% of base salary for our most senior executives.

Effective June 2014, our board of directors, upon the recommendation of the compensation committee, adopted the Management Incentive Program for 2014 (the “MIP”) under our 2010 Long-Term Incentive Plan to provided annual short-term incentive bonuses for our named executive officers and key employees based in part on the achievement of certain performance goals established by our compensation committee on June 23, 2014, as further described below. All of our current executive officers participate in the MIP.

The MIP is intended to recognize value creation by providing competitive incentives for meeting and exceeding annual financial and operating performance measurement targets. The amount of the bonus that may be payable under the MIP to each participant varies based on the percentage of the performance goals achieved and the employee’s position with us and a discretionary-based amount (if any) determined by the compensation committee that is a percentage of the employee’s base salary. As a result, our most senior executives are eligible to receive bonuses that are potentially a higher percentage of their base salaries than other employees who participate in the MIP.

The performance criteria for 2014 for each executive officer and key employee who participates in the MIP has a subjective component that relates to 50% of the incentive compensation under the MIP and performance thresholds that must be met that relate to the other 50% of the incentive compensation under the MIP, both based on a percentage of base salary. There are target level percentages expressed as a percentage of base salary based on the employee’s level of responsibility. Accordingly, the actual amount of incentive compensation paid can range from 0% (if performance is below the minimum target levels and the individual received 0% of the subjective component of the MIP) to 130% of the subjective component of the MIP.

For 2014, subject to the negative adjustment as described below, the potential bonus amounts for the named executive officers were as follows:

	Amount of Incentive Compensation Based on Achievement of Our Performance Goals
	50%	100%
Percentage of Base Salary Based on Objective and Subjective Performance Components
Terry W. Carter
Incentive Compensation	$292,500	$585,000
Stephen L. DeGiusti
Incentive Compensation	$78,750	$157,500
Clark Edwards
Incentive Compensation	$67,750	$135,000

After the compensation committee certifies the results of the achievement of the applicable corporate performance goals, short-term incentive bonuses are paid based on the level of certified achievement.

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In March 2015, the compensation committee determined to what extent PostRock and the MIP participants achieved the 2014 performance goals. The compensation committee may reduce the amount of or totally eliminate such bonus, if it is determined, in the compensation committee’s absolute and sole discretion, that such reduction or elimination is appropriate.

For the named executive officers, the compensation committee established the 2014 performance targets and percentages of goals achieved for each of the four corporate goals described below:

	Percentage of Goal Achieved
	25%	50%
Objective Performance Measure and % Weight
Production — Net MBOE (economic equivalent) — (30%)	853	870
Reserve Replacement – Net MBOE (economic equivalent) — (25%)	130%	150%
Operating costs — $/BOE — (25%)	$52.80	$51.70
Finding & Development costs —$/BOE — (20%)	$16.50	$15.40

The amount of the calculated bonus was based on the average percentage of the goals achieved.  For 2014, no additional incentive awards would have been payable under the MIP if the average percentage of the goals achieved exceeded 130%.  For 2014, approximately 35% of the MIP goals were met.

Long-term equity incentive awards are intended to strengthen our employees’ long-term commitment to our success and to assist in recruitment and retention of employees.  All of our named executive officers are eligible for long-term incentive equity awards under the program based on achievement of the same minimum, target and maximum corporate performance targets in the foregoing chart applicable to determination of the short-term incentive bonuses.  The employee’s long-term equity incentive award target level percentages are expressed as a percentage of base salary based on the employee’s level of responsibility.  Accordingly, the actual amount of the long-term equity incentive awards granted can range from 0% to 180% of base salary for our most senior executives.

For 2014, subject to the negative adjustment as described below, the potential long-term equity incentive award amounts, expressed as a dollar value, for the named executive officers were as follows:

	Amount of Long-Term Equity Incentive Compensation Based on Achievement of Our Corporate Performance Goals
	Min	Target	Max
Percentage of Base Salary Based on Objective Performance Components
Terry W. Carter
Long-Term Equity Incentive Amount (45%; 90%; 180%)	$157,500	$315,000	$630,000
Stephen L. DeGiusti
Long-Term Equity Incentive Amount (27.5%; 55%; 110%)	$72,188	$144,375	$288,750
Clark W. Edwards
Long-Term Equity Incentive Amount (27.5%; 55%; 110%)	$61,875	$123,750	$247,500

After the compensation committee certifies the results of the achievement of the applicable corporate performance goals, long-term equity incentive amounts are determined based on the level of certified achievement.  The compensation committee has the discretion to reduce or eliminate an employee’s resulting long-term equity incentive amount based on individual performance evaluations.  The employee’s final long-term equity incentive amount is then converted to a number of shares of our common stock by dividing the long-term equity incentive amount by the fair market value of a share of our common stock on the date of grant of the long-term equity incentive awards.  Our named executive officers receive an award of restricted stock equal to one-half of the resulting number of shares and an award of options to acquire one-half of the resulting number of shares.  The restricted stock awards and option awards vest ratably over the three-year period beginning on the date of grant, and the option awards expire on the fifth anniversary of the date of grant.

Tax Considerations

We periodically evaluate our executive compensation programs in light of Section 162(m) of the Internal Revenue Code. This section generally limits the tax deductibility of compensation in excess of $1 million for certain executive officers, unless the compensation meets rules qualifying it as performance-based compensation. Generally, we intend to structure our compensation programs in a manner that maximizes tax deductibility. The compensation committee recognizes,

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however, that there may be situations in which the best interests of shareholders are served by administering some elements of compensation in a way that may not meet the requirements for performance-based compensation under Section 162(m). For 2014, payments to our executive officers were not subject to the limitation of Section 162(m).

Outstanding Equity Awards at Fiscal Year-End 2014

The following table shows unvested equity awards and unexercised stock options outstanding for the named executive officers as of December 31, 2014. Market value is based on the closing market price of PostRock’s common stock on December 31, 2014 ($3.60 per share).

	Option Awards					Stock Awards (1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have not Vested	Market Value of Shares or Units that Have not Vested
Terry W. Carter	15,000	—	(2)	$25.20	12/21/16	29,986	$107,951
	9,500	—	(2)	$29.30	01/02/17
	11,334	5,666	(2)	$15.40	12/26/17
	3,334	6,666	(2)	$18.30	02/14/18
	—	15,879	(2)	$13.10	04/01/19

Stephen L. DeGiusti	3,000	—	(2)	$36.10	12/20/15	8,718	$31,384
	6,600	—	(2)	$25.20	12/21/16
	5,334	2,666	(2)	$15.40	12/26/17
	500	1,000	(2)	$18.30	02/14/18
	—	7,146	(2)	$13.10	04/01/19

Clark Edwards	1,000	—	(2)	$36.10	12/20/15	8,718	$49,517
	5,300	—	(2)	$25.20	12/21/16
	7,667	3,833	(2)	$15.40	12/26/17
	667	1,333	(2)	$18.30	02/14/18
	—	6,400	(2)	$13.20	04/09/19

(1)	In December 2013, Messrs. Carter, DeGiusti and Edwards voluntarily forfeited 36,285, 9,373 and 10,567 outstanding, unvested restricted stock units, respectively. The unvested awards in this column represent phantom stock units under our Deferred Compensation Plan. For a description of the vesting provisions, see “– Deferred Compensation Plan” below.

(2)	The PostRock stock options granted in 2010, 2011, 2012, 2013 and 2014 have a five-year term and vest in equal installments on the first, second and third anniversaries of the grant date.

Change in Control Severance Plans

In February 2012, our board of directors adopted the Change in Control Severance Plan for Chief Executive Officer (the “CEO plan”) and the Change in Control Severance Plan for Executive Officers Other than CEO and President (the “officer plan”). These severance plans are designed to provide severance benefits to our executives, including our named executive officers, in the event that an executive who is a participant in one of the severance plans has a qualifying termination (as described below) within one year after a change in control of our company, provided that certain additional conditions are satisfied.

The severance plans provide that, if within one year after a change in control, the employment of (i) our President and Chief Executive Officer, in the case of the CEO plan, and (ii) our Chief Financial Officer, General Counsel and certain other officers, in the case of the officer plan, and who is terminated by us without “cause” or due to certain material changes in the CEO’s or officer’s compensation, position or location of employment, as further described in the severance plans, then the CEO or officer is entitled under the applicable plan to (1) full vesting of all unvested equity awards, (2) a lump-sum payment equal to 150% of the CEO’s, or 100% of the officer’s, base salary plus any cash bonus compensation for the most recently

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completed four fiscal quarters, (3) a lump-sum payment equal to the value of any accrued but unused paid time off and (4) medical, dental and vision plan continuation for the period of continuation coverage provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 by payment by the CEO or officer at the then-current active employee rate for such coverage.

For purposes of the severance plans, a “change in control” is defined as an event that (i) qualifies as a change in control under Section 409A of the Internal Revenue Code and (ii) is a change in the ownership of either our company or of a substantial portion of our assets. Generally, a change in the ownership of PostRock means the acquisition by any one person or a group of the outstanding shares of common stock that, together with the shares held by such person or group, constitutes more than 50% of the total voting power of our common stock (provided such person or group does not already own more than 50% of the total voting power of our common stock); and a change in the ownership of a substantial portion of our assets occurs when any one person or a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from us that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions. However, an acquisition of shares of our common stock or other securities by White Deer Energy L.P. or any of its affiliates, whether before or after the effective date of the severance plans, will not constitute a change in control for purposes of the severance plans.

In order to receive any of the benefits described above, the executive must enter into a release agreement with us in the form attached to the applicable severance plan.

Deferred Compensation Plan

We maintain a Deferred Compensation Plan that permits our key employees, including our executives, and directors to elect each year to defer all or part of their eligible compensation. The amount deferred by a participant is deemed to be invested in one or more hypothetical investment funds selected by us from time to time or our common stock.  In addition, we may make discretionary employer contributions in an amount we determine each plan year, which are deemed invested in our common stock. A participant may elect to have the amount credited to his plan account (including earnings) paid either (1) upon his separation from service, other than due to death, in a lump sum payment or, if he has attained age 55 and has five years of service as of his separation from service date, annual installments for up to five years; or (2) as an “in-service” lump sum distribution that is paid at least two years after the year such amounts are deferred. In the event of the participant’s death, a change in control, or an unforeseen emergency, his account will be paid in a lump sum distribution regardless of his payment elections.

The Deferred Compensation Plan is an unfunded plan that is administrated by us and maintained primarily for the purpose of providing benefits for a select group of management or highly compensated employees. The participants are general, unsecured creditors of PostRock. A grantor trust (commonly known as a “Rabbi Trust”), which was created in connection with the Plan, holds our assets associated with the Plan, which includes our common stock.  The assets of the grantor trust are required to be held separate and apart from the other funds of PostRock and its subsidiaries, but remain subject to the claims of general creditors under applicable state and federal law.

None of our named executive officers participated in the Deferred Compensation Plan in 2013 while all of them participated in 2014. The amounts deferred by our directors in 2014 are described in the 2014 Director Compensation Table.

DIRECTOR COMPENSATION

Standard PostRock Non-employee Director Compensation

The annual cash retainer for non-employee directors is $30,000. The chairman of the board receives an additional $15,000 per year, the chairman of the audit committee receives an additional $10,000 per year, the chairman of the compensation committee receives an additional $7,500 per year and the chairman of the nominating, corporate governance, safety and environment committee receives an additional $5,000 per year. We pay a fee of $1,500 for each board meeting attended in person and $250 for each telephonic board meeting attended. In addition, we pay a fee of $1,000 for attendance at each committee meeting not held in conjunction with an in-person board meeting, whether the committee meeting is in person or  telephonic. Directors who are employees receive no additional compensation for serving on the board of directors or its committees. For 2015, we expect to make an annual equity award under our 2010 Long-Term Incentive Plan to our non-employee directors.

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2014 Director Compensation

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of our non-employee directors who served as a director of PostRock during 2014.

Name	Fees Earned or Paid in Cash ($) (1)(3)	Stock Awards ($) (2)(3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Nathan M. Avery	$47,000	$69,300	—	—	—	—	$116,300
William H. Damon III	47,000	69,300	—	—	—	—	116,300
Thomas J. Edelman	39,000	69,300	—	—	—	—	108,300
Duke R. Ligon	57,500	69,300	—	—	—	—	126,800
J. Philip McCormick	—	121,799	—	—	—	—	121,799
Mark A. Stansberry (4)	3,500	—	—	—	—	—	3,500

(1)	The amounts in this column include the amount of fees foregone at the election of the director pursuant to our Deferred Compensation Plan described above. The shares represented by the phantom units under the Deferred Compensation Plan become available to the non-employee director upon the date of the director’s termination of affiliation. These amounts do not correspond to the actual value that may be recognized by the director. As described in note (2) below, Mr. McCormick receives director fees in immediately-vested restricted stock rather than cash.

(2)	The amounts in this column include the grant date fair value of PostRock restricted stock awards granted in 2014, including, with respect to Mr. McCormick, immediately vested restricted stock received in lieu of cash director fees. Fair value was calculated in accordance with ASC Topic 718. Under SEC rules, the calculated fair values exclude the impact of estimated forfeitures related to service-based vesting conditions. The availability of the shares represented by the restricted stock awards is described in (1) above. The respective non-employee director received 4,500 restricted stock units in May 2014, which had a grant date fair value per share of $15.40 and fully vest one year from grant date. These amounts do not correspond to the actual value that may be recognized by the director. Mr. McCormick was granted the following stock awards related to 2014 in lieu of cash director fees: 1,099 units were granted in January 2014 with a grant date fair value per share of $11.60, 1,071 units were granted in April 2014 with a grant date fair value per share of $12.60, 833 units were granted in July 2014 with a grant date fair value per share of $15.00, 1,121 units were granted in October 2014 with a grant date fair value per share of $11.60, and 3,750 units were granted in January 2015 with a grant date fair value per share of $3.60.

(3)	The aggregate number of restricted stock awards/units and the aggregate number of option awards outstanding at December 31, 2014 were as follows:

Name	Restricted Stock Awards/Units	Stock Options
Nathan M. Avery	3,394	3,000
William H. Damon III	3,631	3,000
Thomas J. Edelman	3,382	3,000
Duke R. Ligon	3,843	3,000
J. Philip McCormick	6,500	3,000
Mark A. Stansberry(4)	—	—

(4)	Mr. Stansberry resigned from the board effective March 31, 2014.

Compensation Committee Interlocks and Insider Participation

None of the persons who served on our compensation committee during 2014 (i) was an officer or employee of PostRock during 2014 or (ii) other than with respect to Mr. Edelman and White Deer as described under “Certain Relationships and Related Transactions, and Director Independence — White Deer Investment,” had any relationship requiring disclosure under Item 404 of Regulation S-K. In addition, none of the persons who served on our compensation committee during 2014 was formerly one of our officers.

None of our executive officers during 2014 served as a (i) member of the compensation committee of another entity, one of whose executive officers served on our compensation committee; (ii) director of another entity, one of whose executive officers served on our compensation committee; or (iii) member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

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AUDIT COMMITTEE REPORT

The Audit Committee’s primary purpose is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The board of directors has determined that the members of the Audit Committee are independent under applicable provisions of the Securities Exchange Act of 1934 and NASDAQ listing standards.

Our management is responsible for preparing our financial statements, and the independent auditors are responsible for auditing those financial statements and issuing a report thereon. Accordingly, the Audit Committee’s responsibility is one of oversight. In this context, the Audit Committee discussed with BDO USA, LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. The Audit Committee also discussed with BDO its independence from us and received from BDO the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether the provision of services by BDO not related to the audit of our financial statements and to the review of our interim financial statements is compatible with maintaining the independence of BDO. Finally, the Audit Committee reviewed and discussed our audited financial statements with our management and BDO. Our management informed the Audit Committee that our audited financial statements had been prepared in accordance with accounting principles generally accepted in the United States.

Based on the foregoing review and discussions, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors, and the board has approved, that these audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Respectfully submitted,

J. Philip McCormick, Chairman
William H. Damon III
Duke R. Ligon

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APPROVAL OF AMENDMENT OF 2010 LONG-TERM INCENTIVE PLAN

(Item 2 on Proxy Card)

Description of the Proposal

Our board of directors has approved an amendment of our 2010 Long-Term Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 1,000,000 shares, as more fully described below. The board is requesting stockholders to approve the amendment and reapprove the material terms of the performance-based goals under the plan.

Our 2010 Long-Term Incentive Plan was approved in 2010 to allow our eligible employees and non-employee directors to acquire or increase equity ownership of our company or to be compensated under the plan based on growth in our equity value and to strengthen their commitment to our success, to stimulate their efforts on our behalf and to assist us in attracting new employees and non-employee directors and retaining existing employees and non-employee directors. The plan is also intended to optimize our profitability and growth through incentives that are consistent with our goals, to provide incentives for excellence in individual performance, and to promote teamwork.

The following description of the material features of the plan is only a summary.

Eligibility

All employees of PostRock and its majority-owned subsidiaries and PostRock’s non-employee directors are eligible to receive awards under the plan, other than incentive stock options which may only be granted to employees of PostRock and its majority-owned corporate subsidiaries as determined under Section 424(f) of the Internal Revenue Code. No awards may be granted under the plan after March 5, 2020.

Administration

The plan is administered by the compensation committee of our board of directors. The committee selects the eligible employees and non-employee directors to whom awards are granted and sets the terms of such awards, including any performance goals applicable to annual and long-term incentive awards. The committee may delegate its authority involving routine administration under the plan to our officers or employees subject to guidelines prescribed by the committee. The committee may not, however, delegate its authority with respect to the grant of awards to our officers who are subject to Section 16 of the Exchange Act or who are reasonably likely to be subject to Section 162(m) of the Internal Revenue Code.

The committee may recoup from an employee or non-employee director who engages in conduct which is fraudulent, negligent or not in good faith and which (1) disrupts, damages, impairs or interferes with the business, reputation or employees of PostRock or its subsidiaries, or (2) causes a subsequent adjustment or restatement of our reported financial statements, all or a portion of the amounts granted or paid under the plan within five years of the conduct.

Shares Reserved for Awards; Limits on Awards

The plan currently provides for up to 1,085,000 shares of our common stock to be used for awards. As of March 31, 2015, 669,119 shares remained available for awards under the plan. Assuming the amendment of the plan is approved, the total shares available for future grant as of March 31, 2015 would be 1,669,119, subject to the adjustment provisions described below. The number of shares of common stock that are subject to awards under the plan that (1) are forfeited, terminated or expire unexercised, (2) are settled in cash in lieu of shares of common stock or (3) are not actually issued due to net settlement of an award or our tax withholding obligations with respect to an award, in each case, will again become available for awards.

The number of shares of common stock authorized for awards, the exercise price of awards and the limitations described in the following paragraph are subject to adjustment to reflect a stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or similar events as necessary to maintain the proportionate interest of the holders of outstanding awards and to preserve the value of outstanding awards, except that no adjustment or substitution of awards will be made that results in noncompliance with the requirements of Section 409A of the Internal Revenue Code.

No grantee may be granted, during any one calendar year, stock options or stock appreciation rights or SARs that are exercisable for more than 300,000 shares of our common stock. No grantee may be granted, during any one calendar year, equity awards other than options or SARs covering or relating to more than 300,000 shares of common stock. No grantee may be granted awards (other than awards described in the preceding two sentences) for any one calendar year having a value

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determined on the date of the grant of the award in excess of $1,500,000. Subject to the foregoing limitations, the maximum number of shares that may be issued under the plan with respect to incentive stock options is 1,085,000, which would be increased to 2,085,000 shares if the amendment is approved.

General Terms of Awards

The committee will select the grantees and set the term of each award, which may not be more than ten years from the date of grant for options and SARs. The committee has the power to determine the terms of the awards granted, including the number of shares subject to each award, any performance goals, the form of consideration payable upon exercise, the period in which the award may be exercised after termination of employment, treatment of dividends or dividend equivalents, and all other matters. The exercise price of an option and the grant price of an SAR must be at least the fair market value (as defined in the plan) of a share of common stock as of the grant date, unless the award is replacing an award granted by an entity that is acquired by PostRock or one of its subsidiaries. The committee will also set the vesting conditions of the award.

Awards granted under the plan generally are not transferable by the grantee other than by the laws of descent and distribution and, to the extent applicable, are exercisable during the lifetime of the grantee only by the grantee or the grantee’s guardian or legal representative. An award agreement (other than with respect to an incentive stock option) may, however, provide for the transfer of an award in limited circumstances to certain members of the grantee’s family or a trust or trusts established for the benefit of such a family member.

Other terms and conditions of each award will be determined by the committee and will be set forth in the award agreement evidencing the award. Changes to the terms of an award after it is granted generally are subject to the consent of the grantee if the change would materially adversely affect the grantee’s rights under the award.

Stock Options

The plan will permit the grant of incentive stock options, which qualify for special tax treatment, to eligible employees, and non-qualified stock options to eligible employees and non-employee directors. The exercise price for any stock option will not be less than the fair market value of a share of common stock on the date of grant. No stock option may be exercised more than ten years after the date of grant. Generally, the plan prohibits the reduction of the exercise price of outstanding options unless the reduction is approved by our stockholders.

Restricted Shares and Restricted Share Units

Restricted shares of common stock and restricted share units may also be awarded under the plan. The restricted share awards will vest and become transferable upon the satisfaction of conditions set forth in the applicable award agreement. Restricted share unit awards may be settled in cash, common stock, or a combination of cash and common stock, as determined by the committee. Restricted share and restricted share unit awards may be forfeited if, for example, the recipient’s employment terminates before the award vests or performance goals are not met. A grantee of restricted shares (but not restricted share units) shall have all the rights of a stockholder as of the grant date of the award.

Bonus Shares and Deferred Shares

The committee may grant shares of common stock to grantees from time to time as a bonus. Such shares may be paid on a current basis or may be deferred and paid in the future. The committee may impose such conditions or restrictions on any such bonus shares and deferred shares as it may deem advisable, including time-vesting restrictions and deferred payment features.

Stock Appreciation Rights

SARs may be granted either singly (freestanding SARs) or in combination with underlying stock options (tandem SARs). SARs entitle the holder upon exercise to receive a number of shares of common stock equal in value to the excess of the fair market value of the shares covered by such SAR over the grant price. The grant price for SARs will not be less than the fair market value of the common stock on the SAR’s date of grant. The payment upon an SAR exercise may be settled in whole shares of equivalent value, cash or a combination thereof. Fractional shares will be paid in cash. Generally, the plan prohibits the reduction of the exercise price of outstanding SARs unless the reduction is approved by our stockholders.

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Performance Awards

Without limiting the type or number of awards that may be made under the other provisions of the plan, an award may be in the form of a performance award. The committee will determine the terms, conditions and limitations applicable to a performance award. The committee will set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and amount of performance awards that will be paid out to the grantee and the portion that may be exercised.

Qualified performance awards are performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows deductions for compensation in excess of $1 million for certain executive officers unless it meets the requirements for being performance-based (as defined by Section 162(m)). Special rules apply in the case of stock options and SARs. The plan contains provisions consistent with these requirements for qualified performance awards. Qualified performance awards (other than stock options and SARs) will be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established objective performance goals established by the committee prior to the earlier of (a) 90 days after the commencement of the period of service to which the performance goals relate or (b) the lapse of 25% of the period of service and while the outcome is substantially uncertain.

A performance goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. A performance goal may be based on one or more business criteria that apply to the grantee, one or more business units, divisions or sectors of PostRock, or PostRock as a whole, and, if determined by the committee, by comparison with a peer group of companies. A “performance goal” may include one or more of the following:

●	revenue and income measures (which include revenue, revenue growth, gross margin, income from operations, net income, pro forma net income, net sales, sales growth, earnings before income, taxes, depreciation and amortization (“EBITDA”), EBITDA per share, and earnings per share);

●	expense measures (which include costs of goods sold, operating expenses, cost reduction, controls or savings, lease operating expense, selling, general and administrative expenses, and overhead costs);

●	financial measures (which include working capital, change in working capital, financing of operations, net borrowing, credit quality or debt rating, and debt reduction);

●	profit measures (which include net profit before tax, gross profit, and operating income or profit);

●	operating measures (which include production volumes, margin, oil and gas production, drilling results, reservoir production replacement, reserve additions and other reserve measures, production costs, finding costs, development costs, productivity and operating efficiency);

●	cash flow measures (which include net cash flow from operating activities and working capital, cash flow per share and free cash flow);

●	leverage measures (which include debt-to-equity ratio and net debt);

●	market measures (which include fair market value per share, stock price, book value per share, stock price appreciation, relative stock price performance, total stockholder return, market capitalization measures and market share);

●	return measures (which include return on equity, return on designated assets, return on net assets, return on invested capital, return on capital, profit returns/margins, economic value added, and return on revenue);

●	corporate value measures (which include compliance, safety, environmental, personnel matters, customer satisfaction or growth, employee satisfaction and strategic initiatives); and

●	other measures such as those relating to acquisitions or dispositions.

Performance goals are not required to be based upon an increase or positive result under a particular business criterion and could include maintaining the status quo or limited economic losses (measured, in each case, by reference to specific business criteria). Prior to the payment of any compensation based on the achievement of performance goals, the committee is required to certify in writing that the applicable performance goals were satisfied.

Nonqualified performance awards are performance awards that are not intended to qualify as performance-based compensation under Section 162(m). Nonqualified performance awards will be based on achievement of such performance goals and be subject to such terms, conditions and restrictions as the committee determines.

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If a grantee of a performance award is promoted, demoted or transferred to a different business unit of our company during a performance period, then the committee may adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make them appropriate and comparable to the initial performance goals or performance period, subject to the requirements of Section 162(m) if the award is a qualified performance award.

Cash Awards

The committee may grant awards in the form of cash. The terms, conditions and limitations applicable to any cash awards granted pursuant to the plan will be determined by the committee.

Certain U.S. Federal Income Tax Consequences

Based on current provisions of the Internal Revenue Code and the existing regulations thereunder, the anticipated material U.S. federal income tax consequences of awards granted under the plan are as described below. The following discussion is not intended to be a complete discussion of applicable law and is based on the U.S. federal income tax laws as in effect on the date hereof.

Non-Qualified Stock Options

The grantee of a non-qualified option does not recognize taxable income on the date of grant of the non-qualified option, provided that the non-qualified option does not have a readily ascertainable fair market value at the time it is granted. In general, the grantee must recognize ordinary income at the time of exercise of the non-qualified option in the amount of the difference between the fair market value of the shares of common stock on the date of exercise and the option exercise price. In the case of an employee, ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by a grantee will be deductible by us in the year that the grantee recognizes the income if we comply with the applicable withholding requirements.

Shares of common stock acquired upon the exercise of a non-qualified option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the common stock generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the common stock, the grantee will recognize long-term capital gain or loss if the grantee has held the common stock for more than one year prior to disposition, or short-term capital gain or loss if the grantee has held the common stock for one year or less.

If a grantee pays the exercise price, in whole or in part, with previously acquired common stock, the grantee will recognize ordinary income in the amount by which the fair market value of the shares of common stock received exceeds the exercise price. The grantee will not recognize gain or loss upon delivering the previously acquired common stock to us. Common stock received by a grantee, equal in number to the previously acquired shares of common stock exchanged therefore, will have the same basis and holding period for capital gain purposes as the previously acquired common stock. Common stock received by a grantee in excess of the number of such previously acquired shares of common stock will have a basis equal to the fair market value of the additional shares of common stock as of the date ordinary income is recognized. The holding period for the additional common stock will commence as of the date of exercise or such other relevant date.

Incentive Stock Options

An employee who is granted an incentive stock option, or ISO, as defined in Section 422 of the Internal Revenue Code, does not recognize taxable income either on the date of grant or on the date of exercise of the ISO. However, upon the exercise of an ISO, the difference between the fair market value of the common stock received and the option price is, however, a tax preference item potentially subject to the alternative minimum tax.

Upon disposition of shares of common stock acquired from the exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the employee disposes of the common stock within two years of the date of grant of the ISO or within one year of the date of exercise of the ISO (a “Disqualifying Disposition”), then the employee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (a) the amount of gain realized on the disposition, or (b) the difference between the fair market value of the common stock received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period of time the common stock has been held. We are not entitled to a tax deduction upon either the exercise of an ISO or the disposition of common stock acquired pursuant to the exercise of

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an ISO, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition. For alternative minimum taxable income purposes, on the later sale or other disposition of the common stock, generally only the difference between the fair market value of the common stock on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.

If an employee pays the exercise price, in whole or in part, with previously acquired common stock, the exchange should not affect the ISO tax treatment of the exercise. Upon the exchange, and except as otherwise described in this summary, no gain or loss is recognized by the employee upon delivering previously acquired shares of common stock to us as payment of the exercise price. The shares of common stock received by the employee, equal in number to the previously acquired shares of common stock exchanged therefore, will have the same basis and holding period for capital gain purposes as the previously acquired shares of common stock. The employee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Common stock received by the employee in excess of the number of previously acquired shares of common stock will have a basis of zero and a holding period which commences as of the date the shares of common stock are transferred to the employee upon exercise of the ISO. If the exercise of any ISO is effected using common stock previously acquired through the exercise of an ISO, the exchange of the previously acquired common stock will be considered a disposition of the common stock for the purpose of determining whether a Disqualifying Disposition has occurred.

Stock Appreciation Rights

To the extent that the requirements of the Internal Revenue Code are met, the grantee of an SAR does not recognize taxable income on the date of grant of the SAR. When a grantee exercises the SAR, payments made in shares of common stock or cash are normally includable in the grantee’s gross income as ordinary income for income tax purposes. We will be entitled to deduct the same amount in the same year that the income is recognized by the grantee. In the case of a payment in shares, the includable amount and corresponding deduction each equal the fair market value of the common stock payable on the date of exercise. In the case of an employee, the amount of ordinary income recognized will constitute compensation for which tax withholding generally will be required.

Restricted Shares

The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the common stock is no longer subject to substantial risk of forfeiture or is freely transferable. At the time the restrictions lapse, the grantee will recognize ordinary income equal to the then fair market value of the shares. The grantee may, however, make a timely election under Section 83(b) of the Internal Revenue Code to include the value of the shares in gross income in the year such restricted shares are granted despite such restrictions. In the case of an employee, the amount of ordinary income recognized will constitute compensation for which tax withholding generally will be required. Generally, we will be entitled to deduct the fair market value of the shares of common stock transferred to the grantee as a business expense in the year the grantee recognizes the income.

Restricted Share Units

A grantee will not have taxable income upon the grant of a restricted share unit award but rather will generally recognize ordinary income at the time the grantee receives common stock or cash in satisfaction of such restricted share unit award in an amount equal to the fair market value of the common stock or cash received. In the case of an employee, the amount of ordinary income recognized will constitute compensation for which tax withholding generally will be required. Generally, we will be entitled to a deduction equal to the amount of income recognized by the grantee.

Deferred Shares

Generally, the grantee will not recognize ordinary income until shares of common stock become payable under the deferred share award, even if the award vests in an earlier year. In the case of an employee, the amount of ordinary income recognized will constitute compensation for which tax withholding generally will be required. We will generally be entitled to deduct the amount the grantee includes in income in the year of payment.

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Other Awards

Any cash payments or the fair market value of any common stock or other property the grantee receives in connection with other stock-based awards, incentive awards, or as unrestricted payments equivalent to dividends on unfunded awards or on restricted stock are includable in income in the year received or made available to the grantee without substantial limitations or restrictions. In the case of an employee, the amount of ordinary income recognized will constitute compensation for which tax withholding generally will be required. Generally, we will be entitled to deduct the amount the grantee includes in income in the year of payment.

Certain Code Limitations on Deductibility

In order for us to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Our ability to obtain a deduction for future payments under the plan could also be limited by Section 280G of the Internal Revenue Code, which provides that certain excess parachute payments made in connection with a change in control of an employer are not deductible. Our ability to obtain a deduction for amounts paid under the plan could also be affected by Section 162(m) of the Internal Revenue Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to our executives who are “covered employees” as defined under Section 162(m) to $1 million during any taxable year in the case of non-performance-based compensation. It is intended that the approval of the plan by stockholders in 2010 satisfies certain of the requirements for the performance-based exception, and we will be able to comply with the requirements of the Code and Treasury Regulation Section 1.162-27 with respect to the grant and payment of certain performance-based awards (including certain options and SARs) under the plan so as to be eligible for the performance-based exception. However, it may not be possible in all cases to satisfy all of the requirements for the exception and we may, in its sole discretion, determine that in one or more cases it is in our best interests to not satisfy the requirements for the performance-based exception.

Section 409A

Section 409A of the Internal Revenue Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding timing and form of payment of deferred compensation may result in immediate taxation of any deferred amounts, along with a 20% additive income tax and interest. Section 409A may be applicable to certain awards under the plan. To the extent applicable, we intend that the plan and awards subject to Section 409A satisfy the requirements of Section 409A.

Other Tax Consequences

State tax consequences may in some cases differ from those described above. Awards under the plan will, in some instances, be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Other Information

The plan became effective on March 5, 2010 upon consummation of the recombination and will remain in effect, subject to the right of our board of directors to amend or terminate the plan (subject to certain limitations set forth in the plan) at any time, until the earlier of the 10th anniversary of its effective date or at such time as all shares subject to it shall have been purchased or acquired according to the plan’s provisions. Any awards granted before the plan is terminated may extend beyond the expiration date.

Our board of directors may at any time alter, amend, suspend or terminate the plan in whole or in part without the approval of our stockholders, except to the extent our board of directors determines it is desirable (i) to obtain approval of our stockholders, (ii) to retain eligibility for exemption from the limitations of Section 162(m) of the Internal Revenue Code, (iii) to comply with the requirements for listing on any exchange where our shares are listed or (iv) for any other purpose our board of directors deems appropriate. No termination, amendment or modification of the plan may materially adversely affect any award previously granted under the plan without the written consent of the grantee of such award.

Plan Benefits

Any future awards granted to directors, executive officers and non-executive officer employees under the plan are subject to the discretion of the compensation committee and, therefore, are not determinable at this time.

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The following table presents the number of shares of our common stock subject to stock options, the number of restricted stock awards and the aggregate grant date fair value of such awards granted under the plan during 2014 to our chief executive officer, the other named executive officers, the current executive officers as a group, all non-executive officers and employees as a group and all non-employee directors as a group.

Name and Position	Stock Options	Restricted Stock Awards/Units	Aggregate Grant Date Fair Value (1)
Terry W. Carter	15,879	—	$115,917
President and Chief Executive Officer and Director
Stephen L. DeGiusti	7,146	—	$52,166
EVP, General Counsel and Secretary
Clark Edwards	6,400	—	$46,080
VP, Field Operations
All current executive officers as a group	32,698	—	$237,728
All non-executive officers and employees as a group	59,781	31,200	$831,998
All non-employee directors as a group	—	8,627	$121,078

(1)	These amounts represent the grant date fair value of stock options and restricted stock awards as calculated under ASC Topic 718. For the relevant assumptions used to determine the valuation of our awards, see Notes 2 and 13 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2014. These amounts do not correspond to the actual value that will be recognized by the officer or director.

Vote Required and Board Recommendation

If a quorum is present at the annual meeting, the approval of the amendment of the plan requires the affirmative vote of at least a majority of the votes cast on the matter. Your board of directors recommends a vote “FOR” approval of the amendment of the plan and reapproval of the material terms of the performance-based goals under the plan.

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APPROVAL OF AMENDMENT OF DEFERRED COMPENSATION PLAN

(Item 3 on Proxy Card)

Description of the Proposal

Our board of directors has approved an amendment of the PostRock Energy Services Corporation Deferred Compensation Plan to increase the number of shares of common stock reserved for distribution under the plan by 1,000,000 shares, as more fully described below. The board is requesting stockholders to approve the amendment.

Our Deferred Compensation Plan was approved in 2013.  The plan permits participants to defer a percentage of their eligible compensation each plan year (which is a calendar year).  In addition, PostRock Energy Services Corporation (the “Employer”), one of our wholly owned subsidiaries and the plan sponsor, may make employer discretionary credits to participants’ plan accounts in the amount determined by the Employer for each year.

Set forth below is a summary of certain important features of the plan.

Purpose

The purpose of the plan is to assist our company in attracting and retaining key employees, non-employee directors (“directors”) and independent contractors and encouraging their long-term commitment to our success by offering them an opportunity to defer eligible compensation (“deferred compensation”) until a future date and receive discretionary employer credits (“employer credits”). The plan is a non-qualified deferred compensation plan that is intended to comply with the provisions of Section 409A of the Internal Revenue Code; it is not a qualified plan subject to Section 401(a) of the Internal Revenue Code. The plan is intended to be an unfunded plan maintained primarily for the purposes of providing benefits for a select group of management or highly compensated employees, as defined in the Employee Retirement Income Security Act, directors and independent contractors.

Administration

The Employer is the administrator of the plan. As the administrator, the Employer is responsible for the operation and administration of the plan and for carrying out its provisions. The Employer has the authority and power to establish and revise rules, procedures and regulations relating to the plan, determine the conditions subject to which any plan benefits may be payable, resolve all questions concerning the status and rights of participants under the plan, including eligibility for benefits, interpret and construe provisions of the plan and make any other determinations which the Employer believes are necessary or advisable for the administration of the plan. Any such action taken by the Employer is final and conclusive on any party. The Employer may employ agents for and delegate to such agents, including its employees, such administrative or other duties as it sees fit.

Eligibility

Only our management level and highly compensated employees and independent contractors who are selected by the Employer and our directors are eligible to participate in the plan. Participation in the plan is voluntary. At December 31, 2014 22 employees had been selected and had elected to participate in the plan and four of our directors had elected to participate in the plan.  In future plan years, the Employer may designate other management level or highly compensated employees and independent contractors to participate in the plan.

Plan Benefits and Certain Terms and Conditions

Under the plan, a participant may elect to defer part or all of his or her eligible compensation. “Eligible compensation” means base salary and annual and performance-based bonuses for employees and compensation and fees received and reported on IRS Form 1099 for directors and independent contractors. The deferral elections for each plan year must be made before the first day in that year and are irrevocable as of such first day. The amounts of participant’s deferred compensation and employer credits are credited by the Employer to an unfunded, book-entry plan account. The benefits payable under the plan are our unsecured obligations to be paid in the future in accordance with the terms of the plan. The deferred compensation obligations rank equally with our other unsecured and unsubordinated indebtedness from time to time outstanding.

A participant’s deferred compensation is credited with earnings, gains and losses based on hypothetical investments in one or more investment funds selected by the Employer and our common stock. No shares of our common stock will be issued until a participant receives a distribution from the plan. Amounts deferred are not actually invested in the investment options available under the plan. Rather, a grantor trust (commonly known as a “Rabbi Trust”), which has been created in connection with the plan, will hold our assets associated with the plan, which may include our common stock. The Employer

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may make discretionary employer credits in an amount it determines each plan year. Discretionary employer credits will vest either 1/3 on each anniversary of the crediting date to the participant’s account or 55% immediately on date credited to the employee’s account, with the remaining portion of the contribution vesting 35% on the one-year anniversary of the crediting date and 10% vests on the second anniversary of the crediting date, as determined by the Board. Employer credits are deemed invested in our common stock based on the share price of our common stock at the time of credit to the account. If dividends are paid on our common stock, participants’ deemed investment in shares of common stock under the plan will be credited for the amount of the dividends deemed to paid on their stock investment, with such dividends deemed reinvested in additional shares of common stock.

A participant is 100% vested at all times in his or her deferred compensation credited to the participant’s plan account. Employer credits are subject to a three-year vesting schedule, based on a participant’s years of service, that applies from the crediting date on which each employer credit is made to the participant’s account. However, regardless of his or her years of service, a participant will be 100% vested in his or her employer credits upon the first to occur of the participant’s death, disability or attainment of normal retirement age (age 65) or the occurrence of a change in control event that qualifies as a change in control under Section 409A.

When a participant makes his deferral election for a plan year, the participant will also elect the form of payment of the amounts credited to his plan account for that plan year (including earnings, gains and losses attributable to such amounts). A participant may elect to have such amounts paid either (1) upon a separation from service, other than due to death, in a lump sum payment or, if the participant has attained age 55 and has five years of service as of his separation from service date, annual installments for up to five years; or (2) as an “in service” lump sum distribution that is paid at least two years after the year such amounts are deferred. If the participant’s separation from service occurs prior to the in service payment date, such amounts will be paid as provided in the case of a separation form service. In the event of the participant’s death or a change in control, his plan account will be paid in a lump sum distribution regardless of his payment elections. If approved by the Employer, a participant’s plan account balance may be paid in a lump sum if the participant incurs an unforeseeable emergency that satisfies the requirement of Section 409A.

Amounts deemed to be invested in investment funds, and not in our common stock, will be paid in cash. Subject to applicable securities laws requirements, amounts deemed to be invested in our common stock, including any deemed reinvestment of dividends, will be paid in whole shares of common stock (with any fractional shares paid in cash) or, if elected by the participant, in cash.  A participant’s rights to receive payments of deferred compensation under the plan may not be sold, assigned, transferred, pledged, garnished or encumbered.

A total of 400,000 shares have been reserved for distribution under the plan.  Assuming the amendment of the plan is approved, the total shares reserved for distribution would be 1,400,000, subject to the adjustment provisions described below.  The number of shares reserved under the plan is subject to adjustment in the event of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change.

Amendment and Termination

The Employer reserves the right to amend, alter or wholly revise the plan at any time, including the right to completely terminate the plan and distribute the benefits payable under the plan to the participants in the plan. No amendment will reduce the benefits credited to any participant’s account as of the date of such amendment.

Plan Benefits

The amounts of benefits payable in the future under the plan are not determinable because such benefits depend upon the amount of compensation each participant elects to defer and the percentage of compensation that the Employer, at its sole discretion, may determine to credit to the accounts of the participants.

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The following table discloses the benefits received by the following persons or groups in 2014. These awards are not necessarily representative of future awards that may be made under the plan.

Name and Position	Participant Contributions	Employer Credits
Terry W. Carter	$677,296	$—
President and Chief Executive Officer and Director
Stephen L. DeGiusti	$174,233	$—
EVP, General Counsel and Secretary
Clark Edwards	$255,013	$—
VP, Field Operations
All current executive officers as a group	$1,133,542	$—
All non-executive officers and employees as a group	$615,133	$—
All non-employee directors as a group	$471,200	$—

Vote Required and Board Recommendation

If a quorum is present at the annual meeting, the approval of the amendment of the plan requires the affirmative vote of at least a majority of the votes cast on the matter. Your board of directors recommends a vote “FOR” approval of the amendment of the plan.

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RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

(Item 4 on Proxy Card)

BDO USA, LLP has been appointed by the Audit Committee as the independent registered public accountant firm for us and our subsidiaries for the year ending December 31, 2015. This appointment is being presented to the stockholders for ratification. Representatives of BDO are expected to be present at the annual meeting and will be provided an opportunity to make statements if they desire to do so and to respond to appropriate questions from stockholders.

Vote Required and Board Recommendation

If a quorum is present at the annual meeting, the ratification of the appointment of BDO USA, LLP requires the affirmative vote of at least a majority of the votes cast on the matter. Your board of directors recommends a vote “FOR” such ratification.

If the stockholders fail to ratify the appointment of BDO as our independent registered public accounting firm, it is not anticipated that BDO will be replaced in 2015. Such lack of approval will, however, be considered by the Audit Committee in selecting our independent registered public accounting firm for 2016.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by UHY LLP, our former independent registered public accounting firm, and by BDO, our current independent registered public accounting firm, for the audit of our annual financial statements for the years ended December 31, 2014 and 2013, respectively, and fees billed for other services rendered by UHY LLP and/or BDO during those periods.

	2014	2013
	(In millions)
Audit Fees(1)	$0.4	$0.4
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees	—	—
Total	$0.4	$0.4

(1)	Audit Fees include fees billed for services performed to comply with the standards of the Public Company Accounting Oversight Board, including the recurring audit of our consolidated financial statements for such period included in the Annual Report on Form 10-K and for the reviews of the consolidated quarterly financial statements included in the Quarterly Reports on Form 10-Q filed with the SEC. This category also includes fees for audits provided in connection with statutory filings or procedures related to the audit of income tax provisions and related reserves, consents, assistance with and review of documents filed with the SEC and comfort letters.

(2)	Audit-Related Fees include fees for services associated with assurance and reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding GAAP, reviews and evaluations of the impact of new regulatory pronouncements, and audit services not required by statute or regulation. This category also includes audits of pension and other employee benefit plans, for which UHY LLP billed us approximately $30,000 in each of the years 2013 and 2014.

(3)	Tax fees consist of fees related to the preparation and review of our federal and state income tax returns and tax consulting services. During 2013 and 2014, neither UHY LLP nor BDO billed us any amount for tax fees.

All services to be performed by the independent public accountants must be pre-approved by the Audit Committee, which has chosen not to adopt any pre-approval policies for enumerated services and situations, but instead has retained the sole authority for such approvals.

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ADDITIONAL INFORMATION

Stockholder Proposals for the 2016 Annual Meeting

To be included in the proxy materials for the 2016 annual meeting, stockholder proposals that are submitted for presentation at that annual meeting and are otherwise eligible for inclusion in the proxy statement must be received by us no later than December 17, 2015. Proxies granted in connection with that annual meeting may confer discretionary authority to vote on any stockholder proposal if notice of the proposal is not received by us in accordance with the advance notice requirements of our bylaws discussed below. It is suggested that proponents submit their proposals by certified mail, return receipt requested. No stockholder proposals have been received for inclusion in this proxy statement.

Our bylaws provide the manner in which stockholders may give notice of business and director nominations to be brought before an annual meeting. In order for an item to be properly brought before the meeting by a stockholder, the stockholder must be a holder of record at the time of the giving of notice and on the record date for the determination of stockholders entitled to vote at the annual meeting and must be entitled to vote at the annual meeting. The item to be brought before the meeting must be a proper subject for stockholder action, and the stockholder must have given timely advance written notice of the item. For notice to be timely, it must be delivered to, or mailed and received at, our principal office at least 90 days but not more than 120 days prior to the first anniversary of the prior year’s annual meeting date. Accordingly, for the 2016 annual meeting, notice will have to be delivered or received by us no earlier than January 6, 2016 or later than February 5, 2016. If, however, the scheduled annual meeting date differs from such anniversary date by more than 30 days, then notice of an item to be brought before the annual meeting may be timely if it is delivered or received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders or the day on which such public disclosure was made. The notice must set forth the information required by the provisions of our bylaws dealing with stockholder proposals and nominations of directors. All notices should be directed to Secretary, PostRock Energy Corporation, 210 Park Avenue, Suite 2750, Oklahoma City, Oklahoma 73102. Under current SEC rules, we are not required to include in our proxy statement any director nominated by a stockholder using this process. If we choose not to include such a nominee, the stockholder will be required to distribute its own proxy materials in connection with its solicitation of proxies with respect to that nominee.

Discretionary Voting of Proxies on Other Matters

Management does not intend to bring before the annual meeting any matters other than those disclosed in the notice of annual meeting of stockholders attached to this proxy statement, and it does not know of any business that persons other than management intend to present at the meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the form of proxy and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment.

Annual Report on Form 10-K

Copies of our annual report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, are available without charge to stockholders upon request to Secretary,  PostRock Energy Corporation, 210 Park Avenue, Suite 2750, Oklahoma City, Oklahoma 73102.

Householding

The SEC permits a single copy of the Notice to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one copy of the Notice unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate copy of the Notice in the future, or if any such beneficial stockholder that elected to continue to receive separate copies of the Notice wishes to receive a single copy of the Notice in the future, that stockholder should contact their broker or send a request to Secretary, PostRock Energy Corporation, 210 Park Avenue, Suite 2750, Oklahoma City, Oklahoma 73102, telephone number (405) 600-7704. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the Notice to a beneficial stockholder at a shared address to which a single copy of the Notice was delivered.

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POSTROCK ENERGY CORPORATION
210 PARK AVE., SUITE 2750
OKLAHOMA CITY, OK 73102

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M91314-P61542 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

POSTROCK ENERGY CORPORATION

The Board of Directors recommends you vote FOR the following Director nominees.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Terry W. Carter
02) William H. Damon III
03) Thomas J. Edelman
04) Duke R. Ligon
05) Alexander P. Lynch
06) J. Philip McCormick

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2. To approve an amendment to the 2010 Long-Term Incentive Plan and reapprove performance-based goals under the plan.	☐	☐	☐
3. To approve an amendment to the Deferred Compensation Plan.	☐	☐	☐
4. To ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for 2015.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date